                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American Communications Enterprises, Inc. (the "Corporation"), of
our report dated March 27, 2001 on the financial statements of the Corporation as of December 31, 2000 and for the years ended December 31, 2000 and 1999 and for the period from inception, October 28, 1998 to December 31, 2000, included in the Corporation's
Annual Report on Form 10-KSB for the year ended December 31, 2000, filed pursuant to the Securities Exchange Act of 1934, as amended.

                                                  SPROUSE & WINN, L.L.P.

Austin, Texas
April 24, 2001